Exhibit 9.1

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (the “Agreement”) is made as of August 18, 2015, by and among Houlihan Lokey, Inc., a Delaware corporation (the “Company”), the undersigned holders of shares of Class B common stock of the Company (collectively, the “Stockholders”), and each Trustee (as defined in Section 1), for the purpose of creating a voting trust (the “Trust”) with respect to all of the issued and outstanding shares of Class B common stock of the Company held by the Stockholders as of the date hereof, after giving effect to sales by the Stockholders in the Company’s initial public offering (the “Shares”).

RECITALS

The Company, the Stockholders and the Trustees (as defined in Section 1) believe that it is in their respective best interests to enter into this Agreement to facilitate the management and operation of the Company and the exercise of voting rights relating to the Shares.

AGREEMENT

In order to implement the foregoing and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Creation of Trust; Trustees.  The Stockholders hereby create and establish the Trust, and appoint and authorize each Trustee as trustee of such Trust, pursuant to the terms and conditions of this Agreement.  The Trust’s initial trustees (each of whom is a holder of Shares and an employee of the Company or an HL Subsidiary) shall be Scott Beiser, Irwin Gold and Robert Hotz (collectively, the “Trustees”).  If at any time a Trustee is unable to serve as a trustee hereunder by reason of death, incapacity or otherwise, or ceases to be a holder of Shares or an employee of the Company or an HL Subsidiary, such Trustee shall be removed and may be replaced with a successor Trustee upon the majority vote of the then existing Trustees.  In addition, (a) a Trustee may be removed and a successor Trustee may be appointed, (b) a successor Trustee may be designated to take office automatically upon the occurrence of the events specified by the Trustees (including the death of one or more Trustees) and (c) the Trustees may appoint alternate Trustees as they deem necessary, in each case, upon the majority vote of the then current Trustees.  Within three months of removing and/or replacing any Trustee, or appointing any alternate Trustee, the remaining Trustees shall send written notice to the Company of the person they have designated as the successor to such Trustee or any alternate Trustee.  Each Trustee, including any successor Trustee, must be (x) an employee of the Company or an HL Subsidiary and (y) a holder of Shares. As a condition to becoming a Trustee, the successor Trustee must become a party to this Agreement by executing documentation reasonably satisfactory to the Company (each successor Trustee appointed pursuant to the terms of this Section 1 is referred to as a “Successor Trustee,” and, collectively with the Initial Trustees, are referred to as the “Trustees”).  Each Trustee hereby accepts his or her appointment as such pursuant to the terms and conditions of this Agreement, and agrees to administer the Trust in accordance with the terms and conditions of this Agreement, unless and until replaced by a Successor Trustee as herein provided.

2.     Deposit of Shares in Trust.

(a)   Deposit of Shares.  Each Stockholder hereby deposits in trust with the Trustees all of the Shares Beneficially Owned by such Person.  The Company shall update its books and records to reflect that the Trust holds such Shares.  The Trustees shall hold the Shares so deposited in trust, subject to the terms of this Agreement.  The Company shall, as promptly as practicable after any Shares are deposited in trust, cause the Transfer of the Shares to the Trustees, as trustees hereunder, to be registered on the Company’s books and records.  A Stockholder shall have no right to withdraw the Shares prior to termination of this Agreement except pursuant to a Transfer of such Shares permitted by Section 4(b).

(b)   Trust Register.  The Trustees shall maintain a register book, which shall reflect the number and class or series of Shares Beneficially Owned by each Stockholder and held in the Trust pursuant to the terms of this Agreement (the “Trust Register”).  The Trustee shall treat each such Stockholder as the Beneficial Owner of such Shares, subject to the Trustees’ rights and interests hereunder.  The Trustees shall not be obligated to recognize any Person as the Beneficial Owner of such Shares other than the Person in whose name the same shall be registered on the Trust Register.

(c)   Recording of Transfers.  All Transfers of Shares permitted by this Agreement shall be recorded by the Trustee in the Trust Register.  In addition, to the extent that any Shares cease to be outstanding the Company shall notify the Trustees of the Shares that have ceased to be outstanding and the Trust Register shall be revised accordingly.

3.     Trustee’s Powers and Duties; Compensation.

(a)   Voting Powers.  For so long as this Agreement remains in effect, the Trustees shall, pursuant to the terms of this Agreement and as determined by the majority vote of the Trustees, have the full, exclusive and unqualified right and power to vote, to execute consents, to enter into voting agreements, and to grant proxies with respect to all of the Shares subject to this Agreement, as well as in respect of any other securities with voting rights received in respect of the Shares at any time hereafter by way of a stock dividend, distribution, conversion or exchange as provided in Section 3(b), with respect to any lawful corporate action, whether or not in the ordinary course of business, and no Stockholder shall in such capacity have any rights or powers to vote such Shares or to give consents with respect to or grant proxies in respect thereof or otherwise take part in any corporate action.  Without limiting the generality of the foregoing, the Stockholders (i) acknowledge that each Trustee, in his or her individual capacity, is a holder of Shares and (ii) agree that each Trustee is entitled to exercise the powers granted to them in the preceding sentence in his or her sole and absolute discretion (including in his or her own interest as a holder of Shares) without fiduciary duty of any kind to the Stockholders with respect to the exercise of such powers.

(b)   Notices, Dividends and Distributions.  In the event that the Trustees receive any dividends or other distributions (other than additional Shares or other voting securities of the Company) with respect to the Shares held by them hereunder, they shall promptly pay (or, in the event that such dividends or distributions are not cash, distribute in kind) the amount thereof received by them to each Stockholder in proportion to such Stockholder’s respective interests

(based on the number of Shares held by the Trustees hereunder with respect to each Stockholder); provided, however, that the Trustees may, by notice to the Company, instruct the Company to pay such dividends directly to the Stockholders.  If the Trustees shall receive any Shares or other voting securities of the Company as a dividend or distribution upon, conversion of or in exchange for any Shares held by them hereunder, the Trustees shall hold such Shares or other voting securities of the Company in accordance with the terms of this Agreement and shall update the Trust Register accordingly.

(c)   No Right to Sell Shares.  The Trustees shall have no authority to sell, pledge, hypothecate or otherwise dispose of the Shares or any interest therein.

(d)   Compensation of Trustees.  No Trustee shall receive any compensation for his or her services under this Agreement.  This subsection shall not, however, affect the right of the Trustees to compensation from the Company for services performed by them in any other capacity (e.g., as an officer, director, employee or otherwise).

(e)   Trustees Liability and Indemnity.  No Trustee shall be liable for any error of judgment or mistake of fact or law, or for any action or omission under this Agreement, except for such Trustee’s fraud, bad faith or willful misconduct.  No Trustee shall be liable for acting on any notice, request or instruction or other document believed to be genuine and to have been executed by or on behalf of the proper party or parties.  The Company shall pay all reasonable expenses of the Trustees, including counsel fees, and shall discharge all liabilities incurred by them in connection with the exercise of their powers and the performance of their duties under this Agreement.  Any action or omission undertaken by a Trustee in good faith in accordance with the advice of legal counsel shall be binding and conclusive on the parties to this Agreement.  The Company shall also defend, indemnify and hold the Trustees harmless from and against any and all claims and liabilities in connection with or arising out of the administration of the trust created by this Agreement or the exercise of any powers or the performance of any duties by them as herein provided or contemplated, except such as shall arise from the fraud, bad faith or willful misconduct of the Trustees.

4.     Transfer of Shares and Termination.

(a)   General.  The voting trust created by this Agreement shall be irrevocable, and shall terminate upon the earlier of (a) the written agreement of the Company and the Trustees, and (b) upon the conversion of all the Shares into shares of Class A common stock of the Company in accordance with the HL Charter.  Except for Section 3(e), which will survive the termination of this Agreement, this Agreement shall have no further force and effect (x) upon termination of this Agreement pursuant to its terms; or (y) with respect to any Stockholder, when such Stockholder no longer Beneficially Owns any Shares or other voting securities of the Company which are subject to this Agreement (except if such Shares are Transferred in violation of the Lock-Up Agreement by and between the Company and such Stockholder (the “HL Lock-Up Agreement”)).

(b)   Transfer of Shares.  To the extent permitted by (i) the terms and conditions of the such Stockholder’s HL Lock-Up Agreement, (ii) applicable law, rule and regulation, and the Company Insider Trading Policy, (iii) the HL Charter, and (iv) the terms of any incentive plan or program of the Company (and any related award agreement) pursuant to which such HL Stock was granted, in each case, as applicable, any Stockholder may Transfer his or her Shares to another Person and the Trustees shall revise the Trust Register accordingly, at any time, or from time to time; provided, that, with respect to any Transfer of Shares to (A) any stockholder of the Company who is an employee of the Company at the time of Transfer or (B) a living trust approved by the Company prior to such Transfer, to the extent such transferee is not already a party hereto, such transferee shall become a party hereto pursuant to a joinder agreement provided by the Trustees, unless the requirement to become a party is expressly waived in writing by a majority of the Trustees.

(c)   Distribution of Shares Upon Termination.  As soon as practicable after termination of this Agreement, the Trustees shall effect the Transfer of the Shares held in Trust to the respective Stockholders indicated as holding such Shares in the Trust Register and the Company shall update its books and records accordingly.

5.     Amendments.  This Agreement may be amended, modified or supplemented at any time and from time to time by the written agreement of the Company and Trustees; provided, that (a) the consent of the Company shall not be required to add a new party hereto in accordance with Section 4(b) and (b) with respect to Section 3(c), any amendment, modification or supplement thereto may only be made with written agreement of the Company, the Trustees and each Stockholder party hereto affected by such amendment, modification or supplement.

6.     Governing Law.  This Agreement, including its existence, validity, construction, and operating effect, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

7.     Severability.  If any one or more of the provisions of this Agreement, as applied to any party or any circumstance, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If any one or more of the provisions of this Agreement shall, for any reason, be held to be unenforceable as to duration, scope, activity or subject, such provision shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with the then existing applicable law.  Without limiting the generality of the foregoing, it is the express intent of the parties to cause the Shares to be voted by the Trustees as provided herein.  Accordingly, in the event that this Agreement is rescinded or otherwise terminated other than pursuant to its terms for any reason, the parties agree promptly to negotiate a successor voting agreement to accomplish this objective and to otherwise replicate the provisions hereof to the extent possible.

8.     Specific Performance.  The parties agree that the failure of any party to perform any obligation provided for by this Agreement could result in irreparable damage to the other parties, and that monetary damages alone would not be adequate to compensate the nondefaulting party for its injury.  Any party shall therefore be entitled, in addition to any other remedy that may be available, including monetary damages, to obtain specific performance of the terms of this

Agreement.  If any action is brought by any party to enforce this agreement, any party against which the action is brought shall waive the defense that there is an adequate remedy at law.

9.     Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) upon receipt, if sent by electronic or digital transmission method (including e-mail), or (c) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed, in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a party may designate by notice to the other parties from time to time):

If to the Company:

Houlihan Lokey, Inc.
10250 Constellation Blvd., 5th Floor
Los Angeles, CA 90067
Attn:  Christopher Crain, Managing Director, General Counsel
Email:  CCrain@HL.com

If to the Trustees:

Scott Beiser

c/o Houlihan Lokey, Inc.
10250 Constellation Blvd., 5th Floor
Los Angeles, CA 90067

E-mail:  sbeiser@ HL.com

Irwin Gold

c/o Houlihan Lokey, Inc.
10250 Constellation Blvd., 5th Floor
Los Angeles, CA 90067

E-mail:  igold@ HL.com

Robert Hotz

c/o Houlihan Lokey, Inc.

245 Park Avenue, 20th Floor

New York, NY 10167

E-mail:  rhotz@HL.com

If to a Stockholder:  to the address of such holder set forth in the Trust Register.

10.  Binding Effect.  Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all other Persons hereafter that become a party hereto.  No rights or obligations hereunder may be assigned by any party hereto except as explicitly provided in this Agreement.

11.  Benefit and Burden.  Nothing express or implied in this Agreement is intended or shall be construed to confer upon or to provide any Person other than the parties (and including specifically any stockholder of the Company that is not a party to this Agreement) any rights or remedies hereunder or by reason hereof.  This Agreement and all its conditions and provisions are intended to be, and are, for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns and are not for the benefit of any other Person.

12.  Certain Rules of Construction.  To the fullest extent permitted by law, the parties hereto intend that any ambiguities shall be resolved without reference to which party may have drafted this Agreement.  All Section or subsection titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.  Unless the context otherwise requires:  (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision; (f) “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import; (g) all references to “Sections” or “subsections” refer to Sections or subsections of this Agreement; and (h) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

13.  Waiver.  The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

14.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

15.  Counterparts.  This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

16.  Inspection of Agreement.  A copy of this Agreement shall be filed in the registered office of the Company in the State of Delaware and shall be open to the inspection of any stockholder of the Company, or any beneficiary of the trust established hereunder, daily during business hours, in accordance with the applicable provisions of the Act.

17.  Arbitration.  It is understood and agreed between the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Agreement or the arbitrability of any Claims under this Agreement, shall be resolved by final and binding arbitration administered by the New York, New York offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules.  The parties shall select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute shall appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”).  The parties expressly agree that the Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator shall afford the parties adequate discovery, including deposition discovery.  Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all actions pursuant to this Section 17.  The Arbitrator shall be bound by and shall strictly enforce the terms of this Section 17 and may not limit, expand or otherwise modify its terms.  The Arbitrator shall make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions.  The Arbitrator is without jurisdiction to apply any different substantive law.  The Arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.  The Arbitrator shall render an award and a written, reasoned opinion in support thereof.  Subject to the provisions of Section 8, the Arbitrator shall have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party.  The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof.  Neither a party nor the Arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties.  Adherence to this dispute resolution process shall not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests.  Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.  Subject to the Arbitrator’s award, each party shall bear its own fees and expenses with respect to this dispute resolution process and any action related thereto and the parties shall share equally the fees and expenses of JAMS/Endispute and the Arbitrator.

18.  Tax Treatment.  The parties intend that the Trust be treated as a grantor trust for U.S. federal income tax purposes and not as a partnership or as an association taxable as a corporation.  No party shall make any election or take any other action inconsistent with such intent unless required by law.  In the event that, contrary to the parties’ intent, the Trust is not treated as a grantor trust for U.S. federal income tax purposes but is instead treated as a partnership for U.S. federal income tax purposes, all items of income, gain, loss, deduction and credit with respect to each Share (together with any Shares or other voting securities of the Company distributed as a dividend or distribution upon, conversion of or in exchange for such Share held by the Trustees hereunder) shall be specially allocated to Stockholder that deposited such Share in trust with the Trustees.

19.  Definitions.  Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

“Act” means the General Corporation Law of the State of Delaware, as amended.

“Beneficial Owner” is defined in Rule 13d-3(a) and (b) of the rules and regulations of the Securities Exchange Act of 1934, as amended.  “Beneficially Owned” shall have a correlative meaning.

“Company Insider Trading Policy” means each applicable employee trading, black-out, window period and other policy of the Company applicable to Transfers of Shares.

“Encumbrance” means a security interest, lien, charge, claim, community or other marital property interest, pledge, alienation, mortgage, option, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or any other restriction on use, voting (including any proxy), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership.

“HL Charter” means the Company’s Amended and Restated Articles of Incorporation, as may be amended from time to time.

“HL Subsidiary” means a Subsidiary of the Company.

“Person” means and includes an individual, a general or limited partnership, a limited liability company, a joint venture, a corporation (including any non-profit corporation), an estate, a trust, an unincorporated organization, an association, a government or any department or agency thereof or any entity similar to any of the foregoing.

“Subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Transfer” means a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).  The term “Transferred” shall have a correlative meaning.

IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement as of the date first above written.

HOULIHAN LOKEY, INC.

Signature:	/s/ J. Lindsey Alley
Name: J. Lindsey Alley
Title: Chief Financial Officer

TRUSTEES

Signature:	/s/ Scott Beiser
Print Name: Scott Beiser

Signature:	/s/ Irwin Gold
Print Name: Irwin Gold

Signature:	/s/ Robert Hotz
Print Name: Robert Hotz

STOCKHOLDERS:

Signature:	/s/ Oscar Aarts
Print Name: Oscar Aarts

Signature:	/s/ Justin Abelow
Print Name: Justin Abelow

Signature:	/s/ Michael Abramson
Print Name: Michael Abramson

Signature:	/s/ Jeff Ackerman
Print Name: Jeff Ackerman

Adelson Stockholder Trust
Signature:	/s/ Scott Adelson
Print Name: Scott Adelson
Title: Trustee

Signature:	/s/ Scott Alford
Print Name: Scott Alford

Signature:	/s/ David Allen
Print Name: David Allen

Signature:	/s/ James Lindsey Alley
Print Name: James Lindsey Alley

Signature:	/s/ Jeffrey Altman
Print Name: Jeffrey Altman

Signature:	/s/ Reed Anderson
Print Name: Reed Anderson

Signature:	/s/ Anita Antenucci
Print Name: Anita Antenucci

Signature:	/s/ Jeffrey Arnesen
Print Name: Jeffrey Arnesen

Signature:	/s/ Dilip Awtani
Print Name: Dilip Awtani

Signature:	/s/ Mohamed Ben-Mustapha
Print Name: Mohamed Ben-Mustapha

Signature:	/s/ Laurent Benshimon
Print Name: Laurent Benshimon

Signature:	/s/ Michael Bett
Print Name: Michael Bett

Signature:	/s/ Catherine Blackford
Print Name: Catherine Blackford

Signature:	/s/ Susan Blanco
Print Name: Susan Blanco

Signature:	/s/ Jeffrey Bollerman
Print Name: Jeffrey Bollerman

Signature:	/s/ Michael Boone
Print Name: Michael Boone

Signature:	/s/ Matthew Bowersox
Print Name: Matthew Bowersox

Signature:	/s/ Gary Brewster
Print Name: Gary Brewster

Signature:	/s/ David Brown
Print Name: David Brown

Signature:	/s/ Richard Buckner
Print Name: Richard Buckner

Signature:	/s/ Saul Burian
Print Name: Saul Burian

Signature:	/s/ Cynthia Bush
Print Name: Cynthia Bush

Signature:	/s/ Hal Byer
Print Name: Hal Byer

Signature:	/s/ David Calfee
Print Name: David Calfee

Signature:	/s/ Benita Calloway
Print Name: Benita Calloway

Signature:	/s/ Kimble Cannon
Print Name: Kimble Cannon

Signature:	/s/ Eric Cartier
Print Name: Eric Cartier

Signature:	/s/ Randolph Chao
Print Name: Randolph Chao

Signature:	/s/ Lyle Chastaine
Print Name: Lyle Chastaine

Signature:	/s/ James Chen
Print Name: James Chen

Signature:	/s/ Louis Chen
Print Name: Louis Chen

Signature:	/s/ Weimin Chen
Print Name: Weimin Chen

Signature:	/s/ Man Wah Cheng
Print Name: Man Wah Cheng

Signature:	/s/ Jonathan Cleveland
Print Name: Jonathan Cleveland

Signature:	/s/ Asher Cohen
Print Name: Asher Cohen

Signature:	/s/ John Cooper
Print Name: John Cooper

Signature:	/s/ Nathan Court
Print Name: Nathan Court

Signature:	/s/ Geoffrey Coutts
Print Name: Geoffrey Coutts

Signature:	/s/ John Cowan
Print Name: John Cowan

Signature:	/s/ Christopher Crain
Print Name: Christopher Crain

Signature:	/s/ Christopher Croft
Print Name: Christopher Croft

Signature:	/s/ Daniel Crowley
Print Name: Daniel Crowley

Signature:	/s/ Aaron Dannenberg
Print Name: Aaron Dannenberg

Signature:	/s/ Anne Davey
Print Name: Anne Davey

Signature:	/s/ Richard De Rose
Print Name: Richard De Rose

Signature:	/s/ Michael De Simone
Print Name: Michael De Simone

Signature:	/s/ Michael Deluke
Print Name: Michael Deluke

Signature:	/s/ Andrew Deren
Print Name: Andrew Deren

Signature:	/s/ Gijs Dereuver
Print Name: Gijs Dereuver

Signature:	/s/ Chris Dimauro
Print Name: Chris Dimauro

Signature:	/s/ Thomas Dippel
Print Name: Thomas Dippel

Signature:	/s/ Jeffrey Dorst
Print Name: Jeffrey Dorst

Signature:	/s/ Mark Dufilho
Print Name: Mark Dufilho

Signature:	/s/ Adam Dunayer
Print Name: Adam Dunayer

Signature:	/s/ Scott Dunfrund
Print Name: Scott Dunfrund

Signature:	/s/ Christopher Dunlop
Print Name: Christopher Dunlop

Signature:	/s/ Richard Edwards
Print Name: Richard Edwards

Purcell Stock Trust
Signature:	/s/ Ernest W. Purcell
Print Name: Ernest W. Purcell
Title: Trustee

Signature:	/s/ Michael Fazio
Print Name: Michael Fazio

Signature:	/s/ Gregg Feinstein
Print Name: Gregg Feinstein

Signature:	/s/ Jason Feintuch
Print Name: Jason Feintuch

Signature:	/s/ Brent Ferrin
Print Name: Brent Ferrin

Signature:	/s/ Gary Finger
Print Name: Gary Finger

Signature:	/s/ Peter Fishman
Print Name: Peter Fishman

Signature:	/s/ Christopher Foley
Print Name: Christopher Foley

Signature:	/s/ Jake Foley
Print Name: Jake Foley

Signature:	/s/ Mark Francis
Print Name: Mark Francis

Signature:	/s/ Brian Fredricks
Print Name: Brian Fredricks

Signature:	/s/ Jason Frogel
Print Name: Jason Frogel

Signature:	/s/ Ryuta Fujino
Print Name: Ryuta Fujino

Signature:	/s/ Brandon Gale
Print Name: Brandon Gale

Signature:	/s/ Karan Garg
Print Name: Karan Garg

Signature:	/s/ Lowell (Mike) Giffin
Print Name: Lowell (Mike) Giffin

Signature:	/s/ Patrick Gillan
Print Name: Patrick Gillan

Signature:	/s/ Lee Ann Gliha
Print Name: Lee Ann Gliha

Signature:	/s/ Mark Goldman
Print Name: Mark Goldman

Signature:	/s/ Kenneth Goldsbrough
Print Name: Kenneth Goldsbrough

Signature:	/s/ Gary Gordon
Print Name: Gary Gordon

Signature:	/s/ Harry Green
Print Name: Harry Green

Signature:	/s/ Adam Greenway
Print Name: Adam Greenway

Signature:	/s/ Nicolas Guelfand
Print Name: Nicolas Guelfand

Signature:	/s/ Stuart Gunn
Print Name: Stuart Gunn

Signature:	/s/ Surbhi Gupta
Print Name: Surbhi Gupta

Signature:	/s/ Jeffrey Hammer
Print Name: Jeffrey Hammer

Signature:	/s/ John-Paul Hanson
Print Name: John-Paul Hanson

Signature:	/s/ Todd Hanson
Print Name: Todd Hanson

Signature:	/s/ Tuck (William) Hardie
Print Name: Tuck (William) Hardie

Signature:	/s/ Stephen Hardin
Print Name: Stephen Hardin

Signature:	/s/ Leland Harrs
Print Name: Leland Harrs

Signature:	/s/ Xander Hector
Print Name: Xander Hector

Signature:	/s/ David Hilty
Print Name: David Hilty

Signature:	/s/ William Hood
Print Name: William Hood

Signature:	/s/ Robert Hotz
Print Name: Robert Hotz

Signature:	/s/ Daniel Hoverman
Print Name: Daniel Hoverman

Signature:	/s/ Steve Hughes
Print Name: Steve Hughes

Signature:	/s/ Thomas Humes
Print Name: Thomas Humes

Signature:	/s/ Robert Hyer
Print Name: Robert Hyer

Signature:	/s/ Bob Irvin
Print Name: Bob Irvin

Signature:	/s/ Yuka Itami
Print Name: Yuka Itami

Jack Berka Stock Trust
Signature:	/s/ Jack Berka
Print Name: Jack Berka
Title: Trustee

Signature:	/s/ Kreg Jackson
Print Name: Kreg Jackson

Signature:	/s/ Scott Jackson
Print Name: Scott Jackson

Signature:	/s/ Michael Jennings
Print Name: Michael Jennings

Signature:	/s/ Michael Jenny
Print Name: Michael Jenny

Signature:	/s/ Deirdre Johnson
Print Name: Deirdre Johnson

Signature:	/s/ Mark Johnson
Print Name: Mark Johnson

Signature:	/s/ Bradley Jordan
Print Name: Bradley Jordan

Signature:	/s/ Joseph Julian
Print Name: Joseph Julian

Signature:	/s/ Matthew Kaczmarek
Print Name: Matthew Kaczmarek

Signature:	/s/ Gavin Kagan
Print Name: Gavin Kagan

Signature:	/s/ Kushal Kapadia
Print Name: Kushal Kapadia

Signature:	/s/ Dennis Kawachi
Print Name: Dennis Kawachi

Signature:	/s/ Douglas Keller
Print Name: Douglas Keller

Signature:	/s/ Ranon Kent
Print Name: Ranon Kent

Signature:	/s/ Laura Kimmel
Print Name: Laura Kimmel

Signature:	/s/ Jonathan Kirkland
Print Name: Jonathan Kirkland

Signature:	/s/ Michael Krakovsky
Print Name: Michael Krakovsky

Signature:	/s/ David Krasnik
Print Name: David Krasnik

Signature:	/s/ Benjamin Krauskopf
Print Name: Benjamin Krauskopf

Signature:	/s/ Sascha Kroissenbrunner
Print Name: Sascha Kroissenbrunner

Signature:	/s/ Daniel Krsicka
Print Name: Daniel Krsicka

Signature:	/s/ Gunes Kulaligil
Print Name: Gunes Kulaligil

Signature:	/s/ Rick Lacher
Print Name: Rick Lacher

Signature:	/s/ Timothy Larsen
Print Name: Timothy Larsen

Signature:	/s/ James Lavelle
Print Name: James Lavelle

Signature:	/s/ Emmelene Lee
Print Name: Emmelene Lee

Signature:	/s/ Meissa Lee
Print Name: Meissa Lee

Signature:	/s/ Niklas Lerche
Print Name: Niklas Lerche

Signature:	/s/ Terence Leung
Print Name: Terence Leung

Signature:	/s/ Lionel Leventhal
Print Name: Lionel Leventhal

Signature:	/s/ Jeffrey Levine
Print Name: Jeffrey Levine

Signature:	/s/ Jeffrey Lewis
Print Name: Jeffrey Lewis

Signature:	/s/ Stephen Lewis
Print Name: Stephen Lewis

Signature:	/s/ Dennis Liao
Print Name: Dennis Liao

Signature:	/s/ Brennan Libbey
Print Name: Brennan Libbey

Signature:	/s/ Angelo Lorenzana
Print Name: Angelo Lorenzana

Signature:	/s/ Robert Louv
Print Name: Robert Louv

Signature:	/s/ Brett Lowrey
Print Name: Brett Lowrey

Signature:	/s/ Cindy Ma
Print Name: Cindy Ma

Signature:	/s/ Andrew Macnamara
Print Name: Andrew Macnamara

Signature:	/s/ Justin Magner
Print Name: Justin Magner

Signature:	/s/ Brent Maier
Print Name: Brent Maier

Signature:	/s/ Jessica Maring
Print Name: Jessica Maring

Marjorie L. Bowen Stock Trust
Signature:	/s/ William Huger Hardie III
Print Name: William Huger Hardie III
Title: Trustee

Signature:	/s/ Brian Marler
Print Name: Brian Marler

Signature:	/s/ Peter Marshall
Print Name: Peter Marshall

Signature:	/s/ Manuel Martinez-Fidalgo
Print Name: Manuel Martinez-Fidalgo

Signature:	/s/ Anthony Martino
Print Name: Anthony Martino

Signature:	/s/ Russell Mason
Print Name: Russell Mason

Signature:	/s/ John Mavredakis
Print Name: John Mavredakis

Signature:	/s/ Linda Maxwell
Print Name: Linda Maxwell

Signature:	/s/ Matthew Mazzucchi
Print Name: Matthew Mazzucchi

Signature:	/s/ Brian Mcdonald
Print Name: Brian Mcdonald

Signature:	/s/ Bruce Mcdonald
Print Name: Bruce Mcdonald

Signature:	/s/ Michael Mcelhenney
Print Name: Michael Mcelhenney

Signature:	/s/ John Mcintosh
Print Name: John Mcintosh

Signature:	/s/ Michael Mcmahon
Print Name: Michael Mcmahon

Signature:	/s/ Tony Meixelsperger
Print Name: Tony Meixelsperger

Signature:	/s/ Karen Miles
Print Name: Karen Miles

Signature:	/s/ Andrew Miller
Print Name: Andrew Miller

Signature:	/s/ Ann Miller
Print Name: Ann Miller

Signature:	/s/ Matthew Monahan
Print Name: Matthew Monahan

Signature:	/s/ Michael Morabito
Print Name: Michael Morabito

Signature:	/s/ Andrew Morrow
Print Name: Andrew Morrow

Signature:	/s/ Jennifer Muller
Print Name: Jennifer Muller

Signature:	/s/ John Nelligan
Print Name: John Nelligan

Signature:	/s/ Hugh Nelson
Print Name: Hugh Nelson

Signature:	/s/ Gregg Newman
Print Name: Gregg Newman

Signature:	/s/ Matthew Niemann
Print Name: Matthew Niemann

Signature:	/s/ Darren Novak
Print Name: Darren Novak

Signature:	/s/ Jay Novak
Print Name: Jay Novak

Signature:	/s/ Daniel O’Donnell
Print Name: Daniel O’Donnell

Signature:	/s/ Ryan O’Toole
Print Name: Ryan O’Toole

Signature:	/s/ James Owen
Print Name: James Owen

Signature:	/s/ James Page
Print Name: James Page

Signature:	/s/ Amit Patel
Print Name: Amit Patel

Signature:	/s/ Toby Pearce
Print Name: Toby Pearce

Signature:	/s/ William Peluchiwski
Print Name: William Peluchiwski

Signature:	/s/ Michael Pisani
Print Name: Michael Pisani

Signature:	/s/ Travis Pittman
Print Name: Travis Pittman

Signature:	/s/ Derek Pitts
Print Name: Derek Pitts

Signature:	/s/ Florus Plantenga
Print Name: Florus Plantenga

Signature:	/s/ John Popehn
Print Name: John Popehn

Signature:	/s/ Phillip Preis
Print Name: Phillip Preis

Signature:	/s/ David Preiser
Print Name: David Preiser

Signature:	/s/ Andrew Proctor
Print Name: Andrew Proctor

Signature:	/s/ Thomas Puricelli
Print Name: Thomas Puricelli

Signature:	/s/ Alexey Raskin
Print Name: Alexey Raskin

Signature:	/s/ Arun Reddy
Print Name: Arun Reddy

Signature:	/s/ Michael Repka
Print Name: Michael Repka

Signature:	/s/ Scott Richardson
Print Name: Scott Richardson

Signature:	/s/ David Roberts
Print Name: David Roberts

Signature:	/s/ Sean Robison
Print Name: Sean Robison

Signature:	/s/ Justin Rofel
Print Name: Justin Rofel

Signature:	/s/ Robert Rosenberg
Print Name: Robert Rosenberg

Signature:	/s/ James Ryan
Print Name: James Ryan

Signature:	/s/ Matthew Ryan
Print Name: Matthew Ryan

Signature:	/s/ Noel Ryan
Print Name: Noel Ryan

Signature:	/s/ Youmna Salameh
Print Name: Youmna Salameh

Signature:	/s/ David Salemi
Print Name: David Salemi

Signature:	/s/ Kevin Salmini
Print Name: Kevin Salmini

Signature:	/s/ Paul Sanabria
Print Name: Paul Sanabria

Signature:	/s/ Ryan Sandahl
Print Name: Ryan Sandahl

Signature:	/s/ Mark Schade
Print Name: Mark Schade

Signature:	/s/ Graham Schindler
Print Name: Graham Schindler

Signature:	/s/ Michael Schober
Print Name: Michael Schober

Signature:	/s/ John Schoenfeld
Print Name: John Schoenfeld

Signature:	/s/ Jerome Schwartzman
Print Name: Jerome Schwartzman

Signature:	/s/ Scott Sergeant
Print Name: Scott Sergeant

Signature:	/s/ Tom Seward
Print Name: Tom Seward

Signature:	/s/ Manisha Shah
Print Name: Manisha Shah

Signature:	/s/ Michael Sharp
Print Name: Michael Sharp

Signature:	/s/ Stephen Sheridan
Print Name: Stephen Sheridan

Signature:	/s/ P. Siegert
Print Name: P. Siegert

Signature:	/s/ Julie Silcock
Print Name: Julie Silcock

Signature:	/s/ Mark Smith
Print Name: Mark Smith

Signature:	/s/ Reid Snellenbarger
Print Name: Reid Snellenbarger

Signature:	/s/ John Soden
Print Name: John Soden

Signature:	/s/ David Sola
Print Name: David Sola

Signature:	/s/ John Song
Print Name: John Song

Signature:	/s/ Stephen Spencer
Print Name: Stephen Spencer

Signature:	/s/ Jean Stack
Print Name: Jean Stack

Signature:	/s/ Timothy Steffen
Print Name: Timothy Steffen

Signature:	/s/ Kevin Stephens
Print Name: Kevin Stephens

Signature:	/s/ Jeffrey Stern
Print Name: Jeffrey Stern

Signature:	/s/ Todd Strassman
Print Name: Todd Strassman

Signature:	/s/ Andrew Stull
Print Name: Andrew Stull

Signature:	/s/ Timothy Stute
Print Name: Timothy Stute

Signature:	/s/ Joseph Swanson
Print Name: Joseph Swanson

Signature:	/s/ Stephen Sweet
Print Name: Stephen Sweet

Signature:	/s/ Ed Taniguchi
Print Name: Ed Taniguchi

Signature:	/s/ Joshua Tanzer
Print Name: Joshua Tanzer

Signature:	/s/ Jeffrey Tarbell
Print Name: Jeffrey Tarbell

Signature:	/s/ John Taylor
Print Name: John Taylor

The Tchen Stock Trust
Signature:	/s/ Terence Tchen
Print Name: Terence Tchen
Title: Trustee

Signature:	/s/ Craig Tessimond
Print Name: Craig Tessimond

The Beiser Stock Trust
Signature:	/s/ Scott L. Beiser
Print Name: Scott L. Beiser
Title: Trustee

The Clark Stock Trust
Signature:	/s/ Sam W. Clark, IV
Print Name: Sam W. Clark, IV
Title: Trustee

Terence B. Flynn Revocable Living Trust
Signature:	/s/ Terence B. Flynn
Print Name: Terence B. Flynn
Title: Trustee

The Geer Stock Trust
Signature:	/s/ Bradley C. Geer
Print Name: Bradley C. Geer
Title: Trustee

The Gold Stock Trust
Signature:	/s/ Irwin N. Gold
Print Name: Irwin N. Gold
Title: Trustee

The Kolbrenner Stock Trust
Signature:	/s/ Scott Kolbrenner
Print Name: Scott Kolbrenner
Title: Trustee

The Spencer Stock Trust
Signature:	/s/ Matthew Spencer
Print Name: Matthew Spencer
Title: Trustee

Signature:	/s/ Daniel Williams
Print Name: Daniel Williams

Signature:	/s/ David Timblick
Print Name: David Timblick

Signature:	/s/ Steven Tishman
Print Name: Steven Tishman

Signature:	/s/ Alain Toto
Print Name: Alain Toto

Signature:	/s/ Terry Treemarcki
Print Name: Terry Treemarcki

Signature:	/s/ Andrew Turnbull
Print Name: Andrew Turnbull

Signature:	/s/ Bruce Urbanek
Print Name: Bruce Urbanek

Signature:	/s/ Fredrick Vescio
Print Name: Fredrick Vescio

Signature:	/s/ Jorge Villen Marin
Print Name: Jorge Villen Marin

Signature:	/s/ Dimitar Voukadinov
Print Name: Dimitar Voukadinov

Signature:	/s/ Bryan Walker
Print Name: Bryan Walker

Signature:	/s/ Eugene Weil
Print Name: Eugene Weil

Signature:	/s/ Jay Weinberger
Print Name: Jay Weinberger

Signature:	/s/ Andrew Weinstein
Print Name: Andrew Weinstein

Signature:	/s/ Jeffrey Werbalowsky
Print Name: Jeffrey Werbalowsky

The William H. Sherer and Renée C. Sherer Marital Trust
Signature:	/s/ William H. Sherer
Print Name: William H. Sherer
Title: Trustee

Signature:	/s/ Christopher Wilson
Print Name: Christopher Wilson

Signature:	/s/ Jeffrey Wilson
Print Name: Jeffrey Wilson

Signature:	/s/ Stephen Winningham
Print Name: Stephen Winningham

Signature:	/s/ Eric Winthrop
Print Name: Eric Winthrop

Signature:	/s/ Yanson Wu
Print Name: Yanson Wu

Signature:	/s/ Malte Wulfetange
Print Name: Malte Wulfetange

Signature:	/s/ Charles Yamarone
Print Name: Charles Yamarone

Signature:	/s/ Nicolas Zintl
Print Name: Nicolas Zintl

Signature:	/s/ Philippe Zrihen
Print Name: Philippe Zrihen

Signature:	/s/ Ansgar Zwick
Print Name: Ansgar Zwick